UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2012

GenOn Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	832-357-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

GenOn Energy, Inc.’s Annual Meeting of Stockholders was held on May 9, 2012 in Pittsburgh, Pennsylvania. The following matters were submitted to a vote of GenOn Energy’s stockholders:

(1) Votes regarding the election of the directors to serve until the next annual meeting of stockholders were as follows:

Director	For	Against	Abstain	Broker Non-Votes
E. Spencer Abraham	634,614,118	2,727,425	907,249	63,377,155
Terry G. Dallas	634,732,155	2,659,133	857,504	63,377,155
Thomas H. Johnson	622,389,493	15,010,137	849,162	63,377,155
Steven L. Miller	595,899,182	41,501,152	848,458	63,377,155
Elizabeth A. Moler	635,034,806	2,635,009	578,977	63,377,155
Edward R. Muller	628,074,587	9,258,692	915,513	63,377,155
Robert C. Murray	634,632,822	2,764,521	851,449	63,377,155
Laree E. Perez	607,426,417	30,225,048	567,327	63,377,155
Evan J. Silverstein	607,084,947	30,292,844	871,001	63,377,155
William L. Thacker	595,073,921	42,326,061	848,810	63,377,155

(2) Votes regarding ratification of the Audit Committee’s selection of KPMG LLP as GenOn Energy’s independent auditors for fiscal year 2012 were as follows:

For	Against	Abstain	Broker Non-Votes
696,223,463	4,106,239	1,296,245	—

(3) Votes regarding an advisory vote on the compensation of GenOn Energy’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
414,093,540	158,623,408	65,531,844	63,377,155

(4) Votes regarding the stockholder proposal described in GenOn Energy’s proxy materials were as follows:

For	Against	Abstain	Broker Non-Votes
141,063,954	434,403,560	62,781,278	63,377,155

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenOn Energy, Inc.

May 11, 2012	By:	/s/ Thomas C. Livengood

Name: Thomas C. Livengood
Title: Senior Vice President and Controller